Exhibit 99.1

Sunrise Telecom to be Delisted from Nasdaq

SAN JOSE, Calif., December 15, 2005 /PRNewswire-FirstCall/ -- Sunrise Telecom® Incorporated (NASDAQ: SRTI - News), today announced that it has received a notice from The Nasdaq Stock Market that shares of its common stock will no longer be eligible for quotation on The Nasdaq Stock Market effective at the start of business on Friday, December 16, 2005 for failure to comply with Nasdaq Marketplace Rule 4310(c)(14). Following the removal from Nasdaq, the company expects that its common stock will remain publicly traded and will be quoted in the Pink Sheets.

Sunrise Telecom President and CEO, Paul Chang, said, "Delisting does not impact our daily operations, our strategic plans, or our customer relationships. Our management team remains focused on running the business."

As previously reported, on November 22, 2005, Sunrise Telecom received a delisting notice from Nasdaq because the company was not timely in filing its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and, therefore, was not in compliance with Nasdaq Marketplace Rule 4310(c)(14). The company appealed Nasdaq's decision and was granted a hearing before a Nasdaq Listing Qualifications Panel scheduled for December 15, 2005. On December 13, 2005, the company notified Nasdaq and the Panel that it had decided to withdraw its request for the hearing.

Sunrise Telecom withdrew its hearing request primarily because the Audit Committee's ongoing internal investigation into certain issues and transactions at Sunrise Telecom Korea makes it impossible to know exactly when the company will be able to file required financial statements and other documents with the Securities and Exchange Commission that are necessary for Nasdaq listing. Therefore, Sunrise Telecom does not believe that the company can present a plan that it is confident would bring it into compliance with Nasdaq Marketplace Rule 4310(c)(14) within the time period contemplated by Marketplace Rule 4802(b).

About Pink Sheets LLC

Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about over-the-counter (OTC) issues and issuers. Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the over-the-counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets is neither an SEC-Registered Stock Exchange nor an NASD Broker/Dealer. Investors must contact an NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City. More information is available at http://www.pinksheets.com.

About Sunrise Telecom Incorporated

Sunrise Telecom develops and manufactures communications test and measurement solutions that enable service providers to deliver high-quality voice, video, data and next-generation digital multimedia services quickly, reliably, and cost-effectively, thus improving their customers' overall satisfaction. The company offers a robust portfolio of feature-rich, easy-to- use products that pre-qualify, verify, and diagnose telecommunications, cable TV, and Internet networks from a variety of access points including wireline, DSL, optical fiber, coaxial cable, and signaling networks. Based in San Jose, California, Sunrise Telecom distributes its products through a direct sales force and a network of sales representatives and distributors throughout Asia, Europe, the Middle East, Africa, North America, and Latin America. For more information, visit www.sunrisetelecom.com.

NOTE: Sunrise Telecom is a registered trademark of Sunrise Telecom Incorporated.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, particularly the statements quoted from Sunrise Telecom management about Sunrise Telecom operations and plans. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from these expectations. Specific factors that may cause results to differ from expectations include: unanticipated delays in product delivery schedules; increased competitive pressures and technological change; Sunrise Telecom's dependence on a limited number of major customers and limited source suppliers; deferred or lost sales resulting from order cancellations or changes; diversion of management attention and increased costs associated with securities regulation compliance; deferred sales resulting from the application of revenue recognition requirements; the loss of key personnel; and unexpected adjustments to preliminary accounting figures. These and other risks and uncertainties are described in more detail in Sunrise Telecom's reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2004 and its Form 10-Q for the quarter ended June 30, 2005. Sunrise Telecom assumes no obligation to update the forward-looking statements included in this press release.

Contact:
Kate Sidorovich
Investor Relations
415-445-3236
ksidorovich@sunrisetelecom.com